Exhibit 99.1

Central European Distribution Corporation Announces that it has Amended its Local Polish Bank Facility Agreement

Mount Laurel, New Jersey, April 21, 2011: Central European Distribution Corporation (NASDAQ: CEDC) today announced that it signed and agreed to an amended set of terms for its credit facilities (“the Credit Facility”) with Bank Handlowy w Warszawie S.A. (Citi) and Bank Zachodnia WBK S.A. As part of the amendment, the Company has agreed to repay the remaining 122.5 million PLN ($45.20 million) term facility while at the same time retaining the 120 million PLN ($44.48 million) overdraft facility which is currently not utilized. The overdraft facility will not contain either the Consolidated Coverage Ratio or the Net Leverage Ratio previously required under the Credit Facility. In addition to the elimination of covenants, the revised terms of the overdraft facility provide for an initial 100 basis point reduction in the margin charged to the Company, with further reductions coming over the next nine months, and the maximum amount available for borrowing under the overdraft facility will be reduced over the course of the next nine months as well.

Chris Biedermann, CFO, commented, “Following our strong cash flow generation during the first quarter of 2011, resulting in a cash balance of over $168 million at quarter end, and still having our Polish overdraft facility not utilized, we felt that the best use of our cash was to simply pay off the term facility and fully eliminate all financial ratio covenants associated with the credit facility. With all of our major cash commitments relating to prior acquisitions behind us now, we feel confident that the remaining overdraft facility combined with the cash on our balance sheet and projected cash generation will provide us with adequate liquidity to meet all of our upcoming obligations.”

CEDC is one of the largest producers of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Hennessey, Moet & Chandon and Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected cash flow and liquidity. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise. Investors are referred CEDC’s Form 10-K for the fiscal year ended December 31, 2010 and to the full discussion therein of risks and uncertainties (including statements made under the captions “Item 1A. Risks Relating to Our Business”), forward looking statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein and similar information in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6000